Exhibit 13.2

Telecomunicações de São Paulo S.A. – Telesp

Certification Pursuant to 18 U.S.C. Section 1350 as Enacted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Telecomunicações de São Paulo S.A. – Telesp (the “Company”) is filing with the U.S. Securities and Exchange Commission, on the date hereof, its annual report on Form 20-F for the fiscal year ended December 31, 2005 (the “Report”). Pursuant to 18 U.S.C. Section 1350 as enacted pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, I, Pedro Lucas Antón Lázaro, the Chief Financial Officer of the Company, hereby certify, to the best of my knowledge, that:

(A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(B) the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 12, 2006

By:	/s/ Pedro Lucas Antón Lázaro
Name:	Pedro Lucas Antón Lázaro
Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.